Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Balchem Corporation:

      We  consent  to  the   incorporation  by  reference  in  the  registration
statements (Nos.  333-118292,  333-118291,  333-78355,  333-44489,  333-5912 and
333-5910) on Form S-8 of Balchem Corporation and subsidiaries of our report dated February 6, 2004, relating to the consolidated statements of earnings, stockholders' equity and cash flows of Balchem Corporation and subsidiaries for the year ended December 31, 2003 and the related financial statement schedule, which report appears in the December 31, 2005 annual report on Form 10-K of Balchem Corporation.

/s/KPMG LLP
Short Hills, New Jersey
March 16, 2006